SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 27, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of	Commission File	(IRS Employer Identification No.)
incorporation or organization)	Number

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2005 Louisiana - acific Corporation issued a press release announcing financial results for the fiscal quarter and six months ended June 30, 2005, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

Continuing its focus on core operations, LP has announced its intent to divest its vinyl operations. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” LP is required to account for the businesses anticipated to be sold within one year as discontinued operations. Accordingly, commencing with the quarter ended June 30, 2005, LP is classifying its vinyl operations as discontinued operations.

In order to facilitate comparisons between LP’s results of operations and segment data for periods ended before June 30, 2005 and after June 29, 2005, LP has included as Exhibit 99.2 hereto unaudited condensed consolidated statements of income for the year ended December 31, 2004, and for each quarter included in the year 2004 and year-to-date 2005, together with related selected segment information, all of which have been restated for informational purposes to conform to the presentation for the quarter ended June 30, 2005.  The information contained in Exhibit 99.2 is not a substitute for, and should be read in conjunction with, the historical financial statements (including the notes thereto) and other information contained in LP’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission for the corresponding periods.

Item 9.01.	Financial Statement and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Louisiana - acific Corporation on July 27, 2005 regarding Second Quarter 2005 Results.
99.2

Unaudited consolidated statements of income of LP, and selected segment information, for the year ended December 31, 2004 and for the three months ended March 31, June 30, September 30, and December 31, 2004 and for the three months ended March 31 and June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: July 27, 2005